                                                                       (h)(1)(i)

(ING FUNDS LOGO)

February 28, 2007

Todd Modic
Senior Vice President
ING Funds Services, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Administration Agreement dated September 23, 2002, as amended, between ING Mutual Funds and ING Funds Services, LLC (the "Agreement") we hereby notify you of our intention to retain you as Administrator to render administrative and other services to ING International Value Opportunities Fund, a newly established series of ING Mutual Funds (the "Fund"), effective February 28, 2007, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual administration fees indicated for each series, is attached hereto.

     Please signify your acceptance to act as Administrator under the Agreement with respect to the aforementioned Fund.

                                        Very sincerely,


                                        /s/ Robert S. Naka
                                        ----------------------------------------
                                        Robert S. Naka
                                        Executive Vice President
                                        ING Mutual Funds


ACCEPTED AND AGREED TO:
ING Funds Services, LLC


By: /s/ Todd Modic
    ---------------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000          ING Mutual Funds
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                               AMENDED SCHEDULE A

                                     TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                                      ADMINISTRATIVE FEE
------                                        ---------------------------------------------
                                              (as a percentage of average daily net assets)
ING Disciplined International SmallCap Fund                       0.10%
ING Diversified International Fund                                0.10%
ING Emerging Countries Fund                                       0.10%
ING Emerging Markets Fixed Income Fund                            0.10%
ING Foreign Fund                                                  0.10%
ING Global Bond Fund                                              0.10%
ING Global Equity Dividend Fund                                   0.10%
ING Global Natural Resources Fund                                 0.10%
ING Global Real Estate Fund                                       0.10%
ING Global Value Choice Fund                                      0.10%
ING Greater China Fund                                            0.10%
ING Index Plus International Equity Fund                          0.10%
ING International Capital Appreciation Fund                       0.10%
ING International Fund                                            0.10%
ING International Real Estate Fund                                0.10%
ING International SmallCap Fund                                   0.10%
ING International Value Choice Fund                               0.10%
ING International Value Opportunities Fund                        0.10%
ING Russia Fund                                                   0.10%